Calculation of Filing Fee Tables
S-3
Lucid Diagnostics Inc.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
		Equity	Common Stock	457(o)
		Equity	Preferred Stock	457(o)
		Debt	Debt Securities	457(o)
		Other	Warrants	457(o)
		Other	Units	457(o)
Fees to be Paid	1	Unallocated (Universal) Shelf		457(o)			$ 10,000,000.00	0.0001381	$ 1,381.00
		Equity	Common Stock	457(o)
		Equity	Preferred Stock	457(o)
		Debt	Debt Securities	457(o)
		Other	Warrants	457(o)
		Other	Units	457(o)
Fees Previously Paid	3	Unallocated (Universal) Shelf		457(o)			$ 115,000,000.00		$ 15,881.50
Carry Forward Securities
Carry Forward Securities		Equity	Common Stock	415(a)(6)						S-3	333-268560	12/06/2022
Carry Forward Securities		Equity	Preferred Stock	415(a)(6)						S-3	333-268560	12/06/2022
Carry Forward Securities		Debt	Debt Securities	415(a)(6)						S-3	333-268560	12/06/2022
Carry Forward Securities		Other	Warrants	415(a)(6)						S-3	333-268560	12/06/2022
Carry Forward Securities		Other	Units	415(a)(6)						S-3	333-268560	12/06/2022
Carry Forward Securities	2	Unallocated (Universal) Shelf		415(a)(6)			$ 50,000,000.00			S-3	333-268560	12/06/2022	$ 5,510.00
			Total Offering Amounts:				$ 175,000,000.00		$ 17,262.50
			Total Fees Previously Paid:						$ 15,881.50
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 1,381.00
Offering Note
[1]	(1) This registration statement covers such indeterminate number of shares of common stock and preferred stock, such indeterminate number of warrants to any of the securities registered hereunder, such indeterminate principal amount of debt securities and such indeterminate number of units comprised of any of the securities registered hereunder, along with an indeterminate number of securities that may be issued upon exercise, settlement, exchange or conversion of or pursuant to anti-dilution rights under the securities registered hereunder, as have an aggregate initial offering price not to exceed $175,000,000. The securities registered hereunder are to be issued from time to time at prices to be determined. In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended, this registration statement shall be deemed to cover such additional number of securities as may be offered or issued in connection with any stock splits, stock dividends or similar transactions. (2) Omitted pursuant to Item 16(b) of Form S-3 and Rule 457(o) promulgated under the Securities Act of 1933, as amended. The amount registered, proposed maximum offering price per unit and maximum aggregate offering price will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder.

[2]	(1) This registration statement covers such indeterminate number of shares of common stock and preferred stock, such indeterminate number of warrants to any of the securities registered hereunder, such indeterminate principal amount of debt securities and such indeterminate number of units comprised of any of the securities registered hereunder, along with an indeterminate number of securities that may be issued upon exercise, settlement, exchange or conversion of or pursuant to anti-dilution rights under the securities registered hereunder, as have an aggregate initial offering price not to exceed $175,000,000. The securities registered hereunder are to be issued from time to time at prices to be determined. In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended, this registration statement shall be deemed to cover such additional number of securities as may be offered or issued in connection with any stock splits, stock dividends or similar transactions. (3) Pursuant to Rule 415(a)(6) under the Securities Act, the securities registered pursuant to this registrant statement include $60,000,000 of unsold securities previously registered on the registrant's registration statement on Form S-3 (File No. 333-268560) (the "Prior Registration Statement"), which was originally filed with the Securities and Exchange Commission (the "SEC") on November 25, 2022, and declared effective by the SEC on December 6, 2022 (the "Unsold Securities"). The registrant paid a fee of $13,775.00 in connection with the filing of the Prior Registration Statement, of which $6,612.00 relates to $60,000,000 of the Unsold Securities included in this registration statement. Pursuant to Rule 415(a)(6) under the Securities Act, the filing fee relating to such Unsold Securities under the Prior Registration Statement, which was paid under the Prior Registration Statement, will continue to be applied to such Unsold Securities registered pursuant to this registration statement. In accordance with Rule 415(a)(5) and Rule 415(a)(6), the registrant may continue to offer and sell the securities covered by the Prior Registration Statement during the grace period afforded by Rule 415(a)(5). To the extent that, after the filing date hereof and prior to effectiveness of this registration statement, the registrant sells any of the Unsold Securities under the Prior Registration Statement pursuant to Rule 415(a)(5), the registrant will identify in a pre-effective amendment to this registration statement the updated amount of Unsold Securities from the Prior Registration Statement to be included in this registration statement pursuant to Rule 415(a)(6) and the updated amount of securities to be registered on this registration statement. Pursuant to Rule 415(a)(6) under the Securities Act, the offering of securities under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this registration statement. (4) Includes rights to acquire common stock or preferred stock of the registrant under any shareholder rights plan then in effect, if applicable under the terms of any such plan.

[3]	(1) This registration statement covers such indeterminate number of shares of common stock and preferred stock, such indeterminate number of warrants to any of the securities registered hereunder, such indeterminate principal amount of debt securities and such indeterminate number of units comprised of any of the securities registered hereunder, along with an indeterminate number of securities that may be issued upon exercise, settlement, exchange or conversion of or pursuant to anti-dilution rights under the securities registered hereunder, as have an aggregate initial offering price not to exceed $175,000,000. The securities registered hereunder are to be issued from time to time at prices to be determined. In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended, this registration statement shall be deemed to cover such additional number of securities as may be offered or issued in connection with any stock splits, stock dividends or similar transactions. (2) Omitted pursuant to Item 16(b) of Form S-3 and Rule 457(o) promulgated under the Securities Act of 1933, as amended. The amount registered, proposed maximum offering price per unit and maximum aggregate offering price will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder. (4) Includes rights to acquire common stock or preferred stock of the registrant under any shareholder rights plan then in effect, if applicable under the terms of any such plan.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date